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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Alderwoods Group, Inc.

        We consent to the incorporation by reference in the Registration Statements No. 333-124602, No. 333-124604, No. 333-85466 and No. 333-85474 on Form S-8 and Registration Statement No. 333-85316 on Form S-3, of Alderwoods Group, Inc. of our report dated March 10, 2006, with respect to the consolidated balance sheets of Alderwoods Group, Inc. as at December 31, 2005 and January 1, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the fifty-two weeks ended December 31, 2005, the fifty-two weeks ended January 1, 2005 and the fifty-three weeks ended January 3, 2004, and the related financial statement schedule, which report appears in the December 31, 2005, annual report on Form 10-K of Alderwoods Group, Inc.

KPMG LLP (signed)

Chartered Accountants
Vancouver, Canada
March 10, 2006

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Consent of Independent Registered Public Accounting Firm